Exhibit 99(1)

REOFFER PROSPECTUS

                                THE EASTERN COMPANY

                                   Common Stock

                               No Par Value Per Share


   This prospectus (the "Prospectus") relates to certain shares of common stock, no par value per share, of The Eastern Company (the "Common Stock"), which may be issued upon the grant of shares of restricted stock or upon the exercise of stock options granted under The Eastern Company 1995 Executive Stock Incentive Plan (the "Plan"). The Eastern Company (the "Company") will receive no part of the proceeds from the sales of Common Stock to be made on behalf of the Selling Shareholders. (See "Selling Shareholders" herein for information concerning the several Selling Shareholders).

   The Company's Common Stock is listed on the American Stock Exchange. On January 31, 1997, the reported closing price per share of the Common Stock was $12.875.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             THE EASTERN COMPANY
                              112 BRIDGE STREET
                                 P.O. BOX 460
                         NAUGATUCK, CONNECTICUT  06770
                                (203) 729-2255



              The date of this Prospectus is February 7, 1997.




                                AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (Seven World Trade Center, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60061), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the SEC over the Internet at http://www.sec.gov.

   The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy and information statements, in addition to other information concerning the Company, can be inspected at the American Stock Exchange.

   This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the SEC under the Securities Act of 1933 (the "1933 Act") and to which reference is hereby made.

   A copy of any document or part thereof which is incorporated into the Registration Statement by reference shall be provided without charge to each person to whom a Prospectus is delivered upon the written or oral request of such person. Such requests for information should be directed to Donald E. Whitmore, Jr., Secretary, The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, Connecticut 06770, telephone (203) 729-2255.

   The Company intends to distribute to its shareholders annual reports containing financial statements which have been audited by its independent auditors and quarterly reports containing unaudited financial information for the first three quarters of each year.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

                                     THE COMPANY

   The Eastern Company is a diversified manufacturer of locks and other proprietary metal products, serving the security, underground mining, specialty castings and commercial construction markets. It has its corporate headquarters at 112 Bridge Street, Naugatuck, Connecticut 06770 and its telephone number is (203) 729-2255.

   Additional information concerning the Company is set forth in its most recent Annual Report on Form 10-K, copies of which will be furnished, upon request, to employees and non-employee members of the Company's Board of Directors who are determined to be eligible to participate in the Plan.


                                SELLING SHAREHOLDERS

   The following tables set forth information as of December 1, 1996 with respect to those Selling Shareholders who have acquired or may acquire shares of the Company's Common Stock under the Plan.

   To the best of the Company's knowledge, there is no understanding between any of the Selling Shareholders and any securities broker or dealer with respect to the sale of shares of Common Stock to which this Prospectus relates.

   All expenses (excluding commissions) in connection with the offering of the shares being offered by this Prospectus will be paid by the Company. Such expenses (excluding commissions but including registration fees, transfer agent fees, printing costs and legal and accounting fees) are not expected to exceed $5,000.00.

                        Restricted
                        Stock and
                        Shares of                                   Shares of
                        Shares of      Common Stock                 Common
                        Common Stock   Issuable Under               Stock
Name, Address           Beneficially   Outstanding                  Offered By
and Positions           Held as of     Options as of                This
with the Company        12/1/96(1)     12/1/96                      Prospectus

Stedman G. Sweet          50,994         30,000                      80,994
31 Woodbury Road
Watertown, CT  06795
(President, Chief
Executive Officer
and Director)

                        Restricted
                        Stock and
                        Shares of                                   Shares of
                        Shares of      Common Stock                 Common
                        Common Stock   Issuable Under               Stock
Name, Address           Beneficially   Outstanding                  Offered By
and Positions           Held as of     Options as of                This
with the Company        12/1/96(1)     12/1/96                      Prospectus



Donald E. Whitmore, Jr.  20,376         18,000                       38,376
99 Deerbrooke Circle
Southington, CT  06489
(Vice President,
Secretary, Treasurer,
Chief Financial Officer
and Director)

John W. Everets             0           11,250                       11,250
72 Chestnut Street
Boston, MA  02108
(Director)

Charles W. Henry          2,500         11,250                       13,750
Ash Swamp Road
Woodbury, CT  06798
(Director)

Ole K. Imset                300         11,250                       11,550
One Brentwood
Windham, NH  03087
(Director)

Leonard F. Leganza        3,000         11,250                       14,250
62 Tunxis Village
Farmington, CT  06032
(Director)

Russell G. McMillen     108,306           0                         108,306
96 Crest Road
Middlebury, CT 06762
(Director)

David C. Robinson        10,800        11,250                        22,050
211 North Shore Road
New Preston, CT  06777-1123
(Director)

Donald S. Tuttle, III      600         11,250                        11,850
250 White Deer Rock Road
Middlebury, CT 06762
(Director)

                        Restricted
                        Stock and
                        Shares of                                   Shares of
                        Shares of      Common Stock                 Common
                        Common Stock   Issuable Under               Stock
Name, Address           Beneficially   Outstanding                  Offered By
and Positions           Held as of     Options as of                This
with the Company        12/1/96(1)     12/1/96                      Prospectus

Frank J. Breker          1,113           15,000                      16,113




Brian D. Reed               295           5,000                       5,295




Raymond L. Wright        20,605          12,343                      32,948




Robert G. Alexander       2,500          12,500                      15,000




Thomas D. Melkus              2           2,500                       2,502




(1) Shareholdings include, in certain cases: (a) shares held under The Eastern Company Savings and Investment Plan; and (B) shares owned by or in trust for spouses and/or children (in which case all beneficial interest has been disclaimed).

   Certain unnamed non-affiliates of the Company, each of whom holds the lesser of 1,000 shares or 1% of the shares issuable under the Plan, may use this Prospectus for reoffers and resales of such shares.


                      DESCRIPTION OF COMPANY COMMON STOCK

   Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled: (a) to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (b) in the event of the liquidation, dissolution, or winding-up of the Company, to share pro rata the remaining assets after payment of all debts, obligations, and liabilities. Shareholders have no preemptive subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The Company's certificate of incorporation, as amended and restated, does not provide for cumulative voting. The presently issued and outstanding shares of Common Stock are, and the shares of Common Stock offered hereby by the Company when issued and delivered as contemplated herein, will be, fully paid and non-assessable.


                                     EXPERTS

   The consolidated financial statements of The Eastern Company incorporated by reference in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

   The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Gager & Peterson, Waterbury, Connecticut.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Plan has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein. Reference should be made to the Plan for a full and complete statement of its respective provisions.

   Also incorporated herein by reference are the Company's Annual Report on Form 10-K for the fiscal year ending December 30, 1995, and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 29, 1996 and September 28, 1996, and the Company's Proxy Statement dated March 22, 1996, all as filed with the SEC. All documents subsequently filed by the Company with the SEC pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of each such document.

   The Company will provide upon request and without charge to each person to whom this Prospectus is delivered a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated therein by reference). Written requests should be directed to:

                                Donald E. Whitmore, Jr.
                                  The Eastern Company
                                   112 Bridge Street
                                     P.O. Box 460
                             Naugatuck, Connecticut  06770

Telephone requests may be directed to Mr. Whitmore at (203) 729-2255.


                                   INDEMNIFICATION

   Section 33-370 et seq. of the Connecticut General Statutes provides for permissive indemnification, mandatory indemnification and court-ordered indemnification of directors.

   (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

   A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either: (1) by a majority vote of the members of the board of directors who are not parties to the proceeding; or (2) if a quorum cannot be obtained, by a majority vote of a committee which is composed of two or more directors who are not parties to the proceeding and which is designated by vote of the directors who are not parties to the proceeding; or (3) by special legal counsel selected by the directors or a committee of directors who are not parties to the proceeding (or by the full board if a quorum of directors not involved in the proceeding cannot be obtained); or (4) by vote of the shareholders (although shares owned by directors who are parties to the proceeding cannot vote).

   Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation if the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding. A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if:
 (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification.

   (B) Unless limited by its article of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

   (C) Unless a corporation's articles of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that: (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

   The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

   Article Tenth of the Company's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Company's directors to the Company or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

   The Company's by-laws also require the indemnification of the Company's directors and officers. Article VII, Section 7 of the by-laws provides that each director and officer of the Company will be indemnified against losses incurred by him with respect to any action, suit or proceeding to which he is made a party by reason of his being a director or officer, unless he is adjudged in such action, suit or proceeding to be liable for his own misconduct in the performance of his duty as such director or officer. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

   The Company has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.